UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2011
Date of report (date of earliest event reported)

CHINA ELECTRIC MOTOR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53017	26-1357787
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, 518103
People’s Republic of China
 (Address of principal executive offices)

86-755-8149 9969
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, the China Electric Motor, Inc. (the “Company”) Board of Directors (the “Board”) formed a Special Committee on March 31, 2011 to investigate possible discrepancies concerning the Company’s banking statements identified by the Company’s auditors. On May 24, 2011, all of the members of the Special Committee (James M. Lee, Tony Shen and Liang Tang) informed the Board that each such member had resigned, effective immediately, from the Special Committee.  The Special Committee was allowed to and did conduct a preliminary investigation, which included being allowed to obtain official bank statements directly from the bank where the Company keeps its account, to conduct, through counsel, preliminary interviews with certain key executives and employees, who made themselves available for the preliminary interviews, and to retain forensic consultants.  However, Messrs. Lee, Shen and Tang disagreed with certain Company officers and directors as to the appropriate scope of the investigation going forward (those officers viewing the scope as too wide and the estimated fees as too high), and this disagreement was the reason for their resignations from the Special Committee.  As of May 26, 2011, each of Messrs. Lee, Shen, and Tang remain on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Dated: May 27, 2011	By:	/s/ Yue Wang
Yue Wang
Chief Executive Office